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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 4, 2019

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
SEC 873 (09/17)

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Item 2.02	Results of Operations and Financial Condition.

On March 6, 2019, Arotech Corporation (the “Registrant”) publicly disseminated an earnings release (the “Release”) announcing its financial results for the quarter and twelve months ended December 31, 2018. A copy of the Release is attached as Exhibit 99.1 hereto.

The information included in the attached Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Registrant’s results of operations and financial condition as of and for the quarter and twelve months ended December 31, 2018. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

 On March 4, 2019, after discussion with management and BDO USA LLP, the Company’s independent registered public accounting firm, the Company’s Board of Directors, based on a recommendation of the Audit Committee, concluded that the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2017 (the “2017 Financials”), should no longer be relied upon, and determined that the consolidated financial statements will be restated for the identification of an accounting error.

As part of preparing its 2018 Annual Report on Form 10-K and the audit of its consolidated financial statements for 2018, the Company identified an error in its accounting for income taxes related to the treatment of a naked tax credit as a source of income against U.S. federal non-net operating loss (“NOL”) deferred tax assets. Certain provisions of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, converts reversing temporary U.S. federal non-NOL deferred tax assets to an NOL carryforward with an indefinite carryforward period. This allows U.S. federal deferred tax liabilities for indefinite lived intangible assets to be used as a source of income for indefinite lived deferred tax assets when determining if a valuation allowance is needed for these U.S. federal non-NOL deferred tax assets. No valuation allowance reversal relating to this was recorded in the period of enactment, resulting in the Company concluding that the previously issued 2017 Financials were misstated. As a result of identifying this error, we are restating our 2017 Financials to reflect the effect of releasing a portion of the previously reported valuation allowance associated with the expected reversal of the U.S. federal non-NOL deferred tax assets. This resulted in an increase in the deferred income tax benefit for 2017 of $3.2 million and a corresponding increase to net income and earnings per share.

The Company intends to include restated 2017 Financials in its 2018 Annual Report on Form 10-K, which it expects to file on March 7, 2019. Management of the Company has concluded that the impact of the errors on the previously issued unaudited interim financial statements included in the Company’s Quarterly Reports on Form 10-Q are not material, but in conjunction with restating its annual financial statements, the Company will include corrected 2017 fourth quarter previously issued unaudited quarterly financial information in the 2018 Annual Report.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, BDO USA, LLP.

Item 9.01	Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release dated March 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)

/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel
Dated:          March 6, 2019